Exhibit 4.1

BRIGHTWOOD CAPITAL CORPORATION I

(A Maryland Corporation)

SUBSCRIPTION AGREEMENT

Article I.

Section 1.01          Subscription.

(a)            Subject to the terms and conditions hereof, and in reliance upon the representations and warranties contained in this subscription agreement (this “Subscription Agreement”), the undersigned (the “Investor”) irrevocably subscribes for and agrees to purchase shares of common stock, par value $0.01 per share (“Shares”), of BRIGHTWOOD CAPITAL CORPORATION I (the “Company”) on the terms and conditions described herein, in the Company’s disclosure package consisting of the materials listed in Appendix F hereto (together with any appendices and supplements thereto, the “Disclosure Package”), in the Company’s [Amended and Restated] Articles of Incorporation (the “Charter”), in the Company’s Bylaws (the “Bylaws”), in the Investment Advisory and Management Agreement by and between the Company and BRIGHTWOOD CAPITAL ADVISORS, LLC (the “Adviser”) (the “Investment Advisory Agreement”) and in the Administration Agreement between the Company and BRIGHTWOOD CAPITAL ADVISORS, LLC (in such capacity, the “Administrator”) (the “Administration Agreement” and together with the Charter, the Bylaws, the Investment Advisory Agreement and the Disclosure Package, the “Operative Documents”). The Investor has received the Operative Documents. The Company expects to enter into separate subscription agreements (the “Other Subscription Agreements”) with other investors (the “Other Investors,” and together with the Investor, the “Investors”), providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are to be separate sales.

(b)            The Investor agrees to purchase Shares for an aggregate purchase price equal to the amount set forth on the signature page hereof (the “Capital Commitment”), payable at such times and in such amounts as required by the Company, under the terms and subject to the conditions set forth herein. On each Drawdown Date (as defined below), the Investor agrees to purchase from the Company, and the Company agrees to issue to the Investor, a number of Shares equal to the Drawdown Share Amount (as defined below) at an aggregate price equal to the Drawdown Purchase Price (as defined below); provided, however, that in no circumstance will an Investor be required to purchase Shares for an amount in excess of its Unused Capital Commitment (as defined below).

(c)            To accommodate the legal, tax, regulatory or fiscal concerns of certain Other Investors, the Adviser may determine to allow certain Other Investors (the “Fully Funded Other Investors”) to fully fund their Capital Commitment.

“Drawdown Purchase Price” shall mean, for each Drawdown Date, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Company from all Investors on that Drawdown Date, by (ii) a fraction, the numerator of which is the Unused Capital Commitment of the Investor and the denominator of which is the aggregate Unused Capital Commitments of all Investors that are not Defaulting Investors or Excluded Investors (as defined below).

“Drawdown Share Amount” shall mean, for each Drawdown Date, a number of Shares determined by dividing (i) the Drawdown Purchase Price for that Drawdown Date by (ii) the Per Share NAV (as defined below) as of the Drawdown Date, subject to adjustment to take into account a determination of changes to the net asset value per share of common stock within 48 hours of the Drawdown Date to ensure compliance with Section 23(b) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Adjustment Procedures”), with the resulting quotient adjusted to the nearest whole number to avoid the issuance of fractional shares.

“Per Share NAV” shall mean, for any date, the net asset value per share of common stock determined in accordance with the procedures set forth in the Disclosure Package (as those procedures may be changed from time to time in a manner consistent with the limitations of the 1940 Act) as of the last day of the Company’s fiscal quarter immediately preceding such date.

“Unused Capital Commitment” shall mean, with respect to an Investor, the amount of such Investor’s Capital Commitment as of any date reduced by the aggregate amount of contributions made by that Investor at all previous Drawdown Dates and any Catch-up Date pursuant to Section 1.01(b) and Section 1.02(b), respectively.

Section 1.02          Closings.

(a)            The closing of this subscription agreement will take place at [810 Seventh Avenue, 26th Floor, New York, New York 10019] on [___], 2022 (such date being the “Closing Date,” and the date upon which the first closing of any Subscription Agreement occurs being referred to herein as the “Initial Closing Date”). The Investor agrees to provide any information reasonably requested by the Company to verify the accuracy of the representations contained herein, including without limitation the investor suitability questionnaire attached as Appendix A (the “Investor Profile Form”). Promptly after the Closing Date, the Company will deliver to the Investor or its representative, if the Investor’s subscription has been accepted, a countersigned copy of this Subscription Agreement and other documents and instruments necessary to reflect the Investor’s status as an investor in the Company, including any documents and instruments to be delivered pursuant to this Subscription Agreement.

(b)            Subject to Section 1.02(e) below, the Company may enter into Other Subscription Agreements with Other Investors after the Closing Date, with any closing thereunder referred to as a “Subsequent Closing” and any Other Investor whose subscription has been accepted at such Subsequent Closing referred to as a “Subsequent Investor.” Notwithstanding the provisions of Sections 1.01(b) and 2.01, on a date to be determined by the Company that occurs on or following the Subsequent Closing but no later than the next succeeding Drawdown Date (the “Catch-up Date”), each Subsequent Investor shall be required to purchase from the Company a number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Subsequent Investor on the Catch-up Date, such Subsequent Investor’s Invested Percentage (as defined below) shall be equal to the Invested Percentage of all prior Investors (other than any Defaulting Investors, Excluded Investors or Fully Funded Other Investors) (the “Catch-up Purchase Price”). Upon payment of the Catch-up Purchase Price by the Investor on the Catch-up Date, the Company shall issue to each such Subsequent Investor a number of Shares determined by dividing (x) the Catch-up Purchase Price by (y) the Per Share NAV as of the Catch-up Date, subject to adjustment in accordance with the Adjustment Procedures. For the avoidance of doubt, in the event that the Catch-up Date and a Drawdown Date occur on the same calendar day, the Catch-up Date (and the application of the provisions of this Section 1.02(b)) shall be deemed to have occurred immediately prior to the relevant Drawdown Date.

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“Invested Percentage” means, with respect to an Investor, the quotient determined by dividing (i) the aggregate amount of contributions made by such Investor pursuant to Section 1.01(b) and this Section 1.02(b) by (ii) such Investor’s Capital Commitment.

(c)            At each Drawdown Date following any Subsequent Closing, all Investors, including Subsequent Investors, shall purchase Shares in accordance with the provisions of Section 1.01(b); provided, however, that notwithstanding the foregoing, the definition of Drawdown Share Amount and the provisions of Section 2.01(b), nothing in this Subscription Agreement shall prohibit the Company from issuing Shares to Subsequent Investors at a per share price greater than the Per Share NAV as of the Drawdown Date, as adjusted pursuant to the Adjustment Procedures.

(d)            Notwithstanding the foregoing, the Company may permit the Investor to increase its Capital Commitment; provided however, that any such increases do not cause the Investor’s Capital Commitment to exceed $700,000,000 or such other amount as may be mutually agreed to by the Company and Investor. In the event that any Investor is permitted by the Company to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, such Investor will be required to enter into a separate subscription agreement with the Company and such other documents as may be requested by the Company, it being understood and agreed that such separate subscription agreement will be considered to be an Other Subscription Agreement for the purposes of this Subscription Agreement.

(e)            Notwithstanding anything to the contrary set forth in this Section 1.02, the Company shall not seek to raise additional Capital Commitments from Subsequent Investors without the prior consent or approval of the holders of the majority of the Company’s then outstanding Shares.

Article II.

Section 2.01          Drawdowns.

(a)            Subject to Section 2.01(e), purchases of Shares will take place on dates selected by the Company in its sole discretion (each, a “Drawdown Date”) and shall be made in accordance with the provisions of Section 1.01(b); provided, however, that no Drawdown Date shall occur until the Company’s Form 10 shall have become effective under the 1934 Act.

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(b)            Prior to each Drawdown Date, the Company shall deliver to the Investor a notice (each, a “Drawdown Notice”) setting forth (i) the aggregate purchase price for Shares being purchased on the Drawdown Date; (ii) the applicable Drawdown Purchase Price; (iii) the estimated Drawdown Share Amount; (iv) applicable Per Share NAV as of the applicable Drawdown Date, and (v) the account to which the Drawdown Purchase Price should be wired. The Company shall deliver each Drawdown Notice to the Investor at least 10 Business Days prior to the Drawdown Date. On the Drawdown Date, if as a result of adjustments to the Per Share NAV in accordance with the Adjustment Procedures, the estimated Drawdown Share Amount set forth in the Drawdown Notice is not the actual Drawdown Share Amount, the Company will deliver to the Investor an additional notice setting forth the adjusted Per Share NAV and the actual Drawdown Share Amount.

For the purposes of this Subscription Agreement, the term “Business Day” means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

(c)            On each Drawdown Date, the Investor shall pay the Drawdown Purchase Price to the Company by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Drawdown Notice.

(d)            The Company has appointed a third party transfer agent, distribution paying agent and registrar for the Shares.

(e)            At the end of the Investment Period (as defined below), any Unused Capital Commitment (other than any Defaulted Commitment) shall automatically be reduced to zero, provided, however that Investors will remain obligated to fund Drawdowns to the extent necessary to pay amounts due under Drawdown Notices that the Company may thereafter issue to: (a) fund the management fee and other Company liabilities and expenses throughout the term of the Company (including to repay outstanding financings of the Company); (b) complete Company investments that are in process or that have been committed to as of the end of the Investment Period; and (c) make follow-on investments in an aggregate amount up to 10% of the gross assets of the Company. “Investment Period” shall mean the period beginning on the date of the Initial Closing and continuing through the four year anniversary of the Initial Closing, subject to automatic extensions, thereafter, each for an additional one year period, unless the holders of a majority of the company’s then outstanding Shares elect to forego any such extension, upon not less than ninety (90) days prior written notice to the Adviser; provided, however, that the holders of a majority of the Company’s then outstanding Shares may terminate the Investment Period at any time, upon not less than ninety (90) days prior written notice to the Adviser. The Adviser may also terminate the Investment Period as of an earlier date in its good faith discretion after consulting with the Investors about the reasons for the termination and making good faith efforts to resolve the reason for the early termination if so requested by the holders of a majority of outstanding Shares.1

(f)            The term of the Company (the “Term”) shall be perpetual.

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(g)            Notwithstanding anything to the contrary contained in this Subscription Agreement, the Company shall have the right (a “Limited Exclusion Right”) to exclude any Investor (such Investor, an “Excluded Investor”) from purchasing Shares from the Company on any Drawdown Date if, in the reasonable discretion of the Company, there is a substantial likelihood that such Investor’s purchase of Shares at such time would result in a violation of, or noncompliance with, any law or regulation to which such Investor, the Company, the Adviser, any Other Investor or a portfolio company would be subject. In the event that any Limited Exclusion Rights is exercised, the Company shall be authorized to issue an additional Drawdown Notice to the non-Excused Investors to make up any applicable shortfall caused by such Limited Exclusion Right. In no event shall the Investor be required to contribute capital pursuant to any Drawdown Notice in excess of the Investor’s then current Unused Capital Commitment.

Section 2.02          Pledging. Without limiting the generality of the foregoing, the Investor specifically agrees and consents that the Company may, at any time, and without further notice to or consent from the Investor (except to the extent otherwise provided in this Subscription Agreement), grant security over (and, in connection therewith), Transfer (as defined in Section 4.01(c)(1) its right to draw down capital from the Investor pursuant to Section 2.01, and the Company’s right to receive the Drawdown Share Purchase Price (and any related rights of the Company), to lenders or other creditors of the Company, in connection with any indebtedness, guarantee or surety of the Company; provided that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to Section 2.01. In connection with any such secured financing (a “Subscription Facility”), the Investor specifically agrees, for the benefit of the Company and such lenders, to the following:

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(a)            The Company may incur indebtedness for Company purposes, including without limitation pursuant to a Subscription Facility, and secure such Subscription Facility by (i) the Unused Capital Commitments, (ii) the Company’s rights to issue Drawdown Notices and receive payment therefor, (iii) the Company’s right to exercise remedies against the Investors and the Other Investors for failure to pay for such Shares as required by the Drawdown Notices, (iv) the deposit account into which the payments for such Shares will be wired, and (v) any related collateral and proceeds thereof, (b) the Investor acknowledges and agrees that the lender (or agent for the lenders) under a Subscription Facility is relying on each Investor’s Unused Capital Commitment as its primary source of repayment and may issue future Drawdown Notices and may exercise all remedies of the Company with respect thereto as part of such lenders’ (or such lenders’ agents’) remedies under the Subscription Facility, (c) in the event of a failure by any Investor to pay for such Shares, each of the Company and such lender (or agent for such lender) is entitled to pursue any and all remedies available to it under this Subscription Agreement, including issuing additional Drawdown Notices to non-Defaulting Investors in order to make up any deficiency caused by the default of the Investor, whose ownership in the Company would be diluted as a result, (d) the Investor agrees that its obligation to fund Drawdown Notices pursuant to Section 2.01 is irrevocable, and shall be without setoff, counterclaim or defense of any kind, including any defense pursuant to Section 365 of the U.S. Bankruptcy Code (other than any defenses provided hereunder), (e) the Investor has received full and adequate consideration on the date hereof for its Shares that are to be paid and issued in subsequent installments, and any defense of non-consideration or similar defenses for its subscription are hereby waived by the Investor, whether in bankruptcy, insolvency, receivership or similar proceedings or otherwise, including any failure or inability of the Company to issue Shares or for any such Shares to have positive value on the date of a Drawdown Notice, (f) the Company may use the proceeds of any Share issuance for repaying outstanding loans under the Subscription Facility, (g) the Investor agrees that the Company may reveal the Investor’s identity, this Subscription Agreement and any side letter or similar arrangement with the Investor on a confidential basis to the lenders (or agents for the lenders) under a Subscription Facility, if so required under the terms of such Subscription Facility, (h) upon the reasonable request of the Company, the Investor will, as soon as reasonably practicable, provide the Company with copies of its publicly available financial statements to enable the Company to comply with underwriting requests from any lender (or agent for such lender) under a Subscription Facility and take such further action as may be reasonably requested by the Company to consummate the financing contemplated in this Section 2.02, (i) any claim the Investor may have against the Company or another Investor in the Company shall be subordinate to any claim a lender (or agent for such lender) under the Subscription Facility may have against the Company or such Investor, (j) from time to time upon request, the Investor will provide to any lender under a Subscription Facility a certificate setting forth such Investor’s then Unused Capital Commitment, (k) it acknowledges and confirms that the terms of the applicable Subscription Facility and each other agreement executed in connection therewith can be modified (including, without limitation, increases, decreases or renewals of credit extended, or the release of any guarantee or security) without further notice to such Investor and without its consent; provided, however, that in no event shall any such modification of any such document alter an Investor’s rights or obligations hereunder without such Investor’s written consent, (l) each Investor acknowledges that the making and performance of its obligations hereunder constitute private and commercial acts rather than governmental or public acts, and that neither it nor any of its properties or revenues has any right of immunity from suit, court jurisdiction, execution of a judgment or from any other legal process with respect to its obligations hereunder, and to the extent that it may hereafter be entitled to claim any such immunity, or to the extent that there may be attributed to it such an immunity (whether or not claimed), unless otherwise agreed in writing by the Company, it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity, (m) upon the withdrawal or transfer of the Investor’s interest in the Company in accordance with the terms hereof, such Investor acknowledges that it may be required at the time of such withdrawal or transfer to fund a Drawdown Notice to repay amounts outstanding under the Subscription Facility equal to its share thereof; provided that such Investor shall not be required to fund a Drawdown Notice in excess of its Unused Capital Commitment, and (n) that the lenders (or agents for the lenders) under a Subscription Facility are third party beneficiaries of this Subscription Agreement who may rely on the Investor’s agreements in this Section 2.02 in providing a Subscription Facility to the Company.

Section 2.03          Distributions.

(a)            The Company represents and warrants that it shall not make any distributions consisting of securities that are not Marketable Securities except in connection with liquidation distributions in accordance with Maryland General Corporation Law. “Marketable Securities” means securities which are traded or quoted on the New York Stock Exchange, American Stock Exchange or the Nasdaq Global Market or on a comparable securities market or exchange now or in the future.

(b)            The Company shall provide at least five (5) Business Days’ notice prior to the payment date of any distribution to the Investor. Distributions shall consist of cash or cash equivalents, except that the Company may make distributions of assets in kind to the Investor with the prior consent of the Investor.

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(c)            During the Investment Period, any amounts received by the Company as a return of capital (as opposed to a return on capital) with respect to an investment may be retained by the Company, without reducing the Investor’s Unused Capital Commitments, for the purpose of making investments and/or for such other permissible purposes as set out in the Disclosure Package.

Article III.

Section 3.01          Remedies Upon Investor Default. In the event that an Investor fails to pay all or any portion of the Drawdown Purchase Price due from such Investor on any Drawdown Date (such amount, together with the full amount of such Investor’s remaining Capital Commitment, a “Defaulted Commitment”) and such default remains uncured for a period of 10 Business Days, the Company shall be permitted to declare such Investor to be in default of its obligations under this Subscription Agreement (any such Investor, a “Defaulting Investor”) and shall be permitted to pursue one or any combination of the following remedies:

(a)             The Company may prohibit the Defaulting Investor from purchasing additional Shares on any future Drawdown Date;

(b)            The Company may offer up to 25% of the Defaulting Investor’s Shares (the “Offered Shares”) first, to the Other Investors (other than any defaulting Other Investors) and if such Other Investors do not purchase all of such Offered Shares, to third parties for purchase at a price equal to the lesser of the then net asset value of such Shares or the highest price reasonably obtainable by the Company, subject to such other terms as the Company in its discretion shall determine, which offer(s) shall be binding upon the Defaulting Investor if the purchasing Other Investors or third parties agree to assume the related Capital Commitment with respect to such Shares of the Defaulting Investor, including any portion then due and unpaid, and the Company pursuant to its authority under Section 5.01 may execute on behalf of the Defaulting Investor any documents necessary to effect the Transfer (as defined herein) of the Defaulting Investor’s Shares pursuant to this Section 3.01(b); provided, however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no Shares shall be transferred to any Other Investor pursuant to this Section 3.01(b) in the event that such Transfer (as defined in herein) would (x) violate the Securities Act of 1933, as amended (the “1933 Act”), the 1940 Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such Transfer (as defined in Section 4.01(c)(1), or (y) constitute a non-exempt “prohibited transaction” under Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)(it being understood that this proviso shall operate only to the extent useful to avoid the occurrence of the consequences contemplated herein);

(c)            The Company may pursue any other remedies against the Defaulting Investor available to the Company, subject to applicable law. The Investor agrees that this Section 3.01 is solely for the benefit of the Company and shall be interpreted by the Company against a Defaulting Investor in the discretion of the Company. The Investor further agrees that the Investor cannot and shall not seek to enforce this Section 3.01 against the Company or any shareholder in the Company; and

(d)           The Company shall be authorized to issue additional Drawdown Notices to non-Defaulting Investors to make up for any short-fall caused by a Defaulting Investor’s failure to fund any Drawdown Notice, provided that no Investor shall be obligated to fund more than its then Unused Capital Commitment.

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Article IV.

Section 4.01          Investor Representations, Warranties and Covenants. The Investor hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

(a)           This Subscription Agreement has been duly authorized, executed and delivered by the Investor and, upon due authorization, execution and delivery by the Company, will constitute the valid and legally binding agreement of the Investor enforceable in accordance with its terms against the Investor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect.

(b)           The Investor is acquiring the Shares for the Investor’s own account as principal for investment and not with a view to the distribution or sale thereof.

(c)

(1)          The Investor understands that the offering and sale of the Shares are intended to be exempt from registration under the 1933 Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(2) of the 1933 Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and it agrees that any Shares acquired by the Investor may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) in any manner that would require the Company to register the Shares under the 1933 Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions.

(2)          The Investor understands that the Company requires each investor in the Company to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the 1933 Act (“Accredited Investor”) and the Investor represents and warrants that it is an Accredited Investor.

(3)          The Investor understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Investor including, without limitation, the legal requirements of jurisdictions in which the Investor is resident and in which such acquisition is being consummated. Furthermore, the Investor understands that all offerings and sales made outside the United States will be made pursuant to Regulation S under the 1933 Act.

(d)           The Investor: (i) is not registered as an investment company under the 1940 Act; (ii) has not elected to be regulated as a business development company under the 1940 Act; and (iii) either (A) is not relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is permitted to acquire and hold more than 3% of the outstanding voting securities of a business development company regulated under the 1940 Act.

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(e)

(1)          The Investor may not Transfer any of its Shares or its Capital Commitment unless (i) the Adviser provides its prior written consent, which, with respect to a Plan (as defined in Section 4.02(a) hereof), will not be withheld unreasonably in the case of a change of the Plan’s fiduciaries or trustees, (ii) the Transfer is made in accordance with applicable securities laws and (iii) the Transfer is otherwise in compliance with the transfer restrictions set forth in Appendix B. No Transfer will be effectuated except by registration of the Transfer on the Company books. Each transferee must agree to be bound by these restrictions and the terms of the Operative Documents and all other obligations as a shareholder in the Company.

(2)          The Investor is aware and understands that there are other substantial restrictions on the transferability of Shares or Capital Commitment under this Subscription Agreement, the Operative Documents and under applicable law including, but not limited to, the fact that (a) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (b) the Shares are not currently, and Investors have no rights to require that the Shares be, registered under the 1933 Act or the securities laws of the various states of the United States or any non-U.S. jurisdiction and therefore cannot be transferred unless subsequently registered or unless an exemption from such registration is available; and (c) the Investor may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liquidate its investment in the Company. The Investor acknowledges that it has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, has the ability to retain its Shares for an indefinite period and at the present time and in the foreseeable future can afford a complete loss of this investment.

(3)          Notwithstanding any other provision of this Subscription Agreement, the Investor covenants that it will not Transfer all or any part of the Shares or its Capital Commitment (or purport to do so) if such Transfer would cause (A) the Company or the Adviser to be in violation of the U.S. Bank Secrecy Act, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), as amended, or any similar U.S. federal, state or non-U.S. law or regulation (collectively, “Anti-Money Laundering Laws”); or (B) the Shares to be held by a country, territory, entity or individual currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any entity or individual that resides or has a place of business in, or is organized under the laws of, a country or territory that is subject to any sanctions administered by OFAC.

(4)          The Investor represents that (i) it is an “employee welfare benefit plan” within the meaning of Section 3(3) of ERISA and (ii) (a) the bank from which the Investor’s payment is being wired (the “Wiring Bank”) is located in an Approved FATF Country and (b) the Investor is a customer of the Wiring Bank.

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(5)          The Company and the Adviser acknowledge and agree that, based upon the Investor’s representation that the Investor is an employee welfare benefit plan, the Investor shall not (i) be deemed to make any representations in the Subscription Agreement in respect of any Investor’s plan participants or beneficiaries (collectively, “Participants”) or the members of the Committee of the UAW Retiree Medical Benefits Trust (the “Committee”) or (ii) required or requested to provide any information pursuant to the Subscription Agreement to the Company or the Adviser with respect to the Participants or Committee members, except that the Investor agrees to use its good faith and reasonable efforts, consistent with its own legal obligations and internal policies, to provide information with respect to such Participants and Committee members to the Company, the Adviser or their respective affiliates if so required by law or regulation. The Investor further represents that it does not have actual knowledge that (i) the monies used to fund the Investor’s investment in the Company have been or will be derived from or related to any illegal activities, and including but not limited to, money laundering activities, and (ii) the proceeds from the Investor’s investment in the Company will be used to finance any illegal activities.

(f)

(1)          If the Investor is not a natural person, (x) the Investor was not formed or recapitalized for the specific purpose of acquiring any Shares in the Company, (y) the Investor has the power and authority to enter into this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (z) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares.

(2)          If the Investor is a natural person, the Investor has all requisite legal capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Shares.

(3)          The execution, delivery and performance of this Subscription Agreement by the Investor do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Investor is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Investor, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Investor is subject.

(4)          The Investor has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any, required to permit the Investor to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and thereby.

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(g)           The Investor understands, and gives full authorization, approval and consent to, the remedies described in Section 3.01.

(h)           The Investor agrees to deliver to the Company such other information as to certain matters under the 1933 Act, the 1940 Act and the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”) as the Company may reasonably request (including, but not limited to, the Investor Profile Form) in order to ensure compliance with such Acts and the availability of any exemption thereunder.

(i)            The Investor acknowledges and agrees that, pursuant to the Charter and the Investment Advisory Agreement, the Company and/or the Adviser have the power and discretion to make all investment decisions in accordance with the terms of the Charter and the Investment Advisory Agreement. Accordingly, the Investor acknowledges that neither the Company, the Adviser nor any affiliate thereof has rendered or will render any individual investment advice or securities valuation advice to the Investor (as opposed to the Company), and that the Investor is neither subscribing for nor acquiring any Shares in reliance upon, or with the expectation of, any such individual advice to the Investor.

(j)            The Investor has reviewed the Operative Documents, as each may be amended and/or restated through the closing date of the Investor’s subscription for Shares, and has read and understands the risks of, and other considerations relating to, a purchase of Shares and the Company’s investment objectives, policies and strategies, including, but not limited to, the information contained in the Disclosure Package. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the prospective investment in the Shares. The Investor has evaluated the risks of investing in the Company, understands there are substantial risks of loss incidental to the purchase of Shares, and has determined that the Shares are a suitable investment for the Investor. The Investor has no need for liquidity in the investment, can afford a complete loss of the investment in the Shares and can afford to hold the investment for an indefinite period of time.

(k)           The Investor was offered the Shares through private negotiations, not through any general solicitation or general advertising and in the state listed in the Investor’s permanent address set forth in the Investor Profile Form. Other than as set forth herein and in the Operative Documents, the Investor is not relying upon any information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising) provided by the Company, the Adviser, any affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Company and the Investor understands that the Disclosure Package and the information contained therein is not intended to convey tax or legal advice. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor’s own advisers as to the financial, tax, legal, accounting, regulatory and other matters concerning an investment in Shares and on that basis understands the financial, tax, legal, accounting, regulatory and other consequences of an investment in Shares, and believes that an investment in the Shares is suitable and appropriate for the Investor.

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(l)            The Investor has been given the opportunity to ask questions of, and receive answers from, the Adviser, the Company and their respective personnel relating to the Company, concerning the terms and conditions of the purchase of Shares and other matters pertaining to this investment, and has had access to such financial and other information concerning the Company as it has considered necessary to verify the accuracy of any information provided and to make a decision to invest in the Company, and has availed itself of this opportunity to the full extent desired.

(m)          No representations or warranties have been made to the Investor with respect to this investment, the Adviser or the Company other than the representations of the Company set forth herein and in the Operative Documents and the Investor has not relied upon any representation or warranty not provided herein or in the Operative Documents in making this subscription.

(n)           Representations for Non-U.S. Persons:

(1)          If the Investor is not a “United States Person,” as defined in Appendix C hereto, the Investor has heretofore notified the Company in writing of such status.

(2)          The Investor will notify the Company immediately if the Investor becomes a United States Person.

(3)          The Investor represents and warrants that the Investor is acquiring the Shares for its own account for investment purposes only and is not subscribing on behalf of or funding its commitment with funds obtained from a United States Person.

(4)          Except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. Person by a U.S. dealer or other professional fiduciary, all offers to sell and offers to buy the Interest were made to or by the Investor while the Investor was outside the United States and at the time the Investor’s order to buy the Shares originated (and at the time this Subscription Agreement was executed by the Investor) the Investor was outside the United States.

(o)

(1)          Neither the Investor, nor any of its affiliates or beneficial owners (which for this purpose does not include the Investor’s Plan participants or beneficiaries), (A) appears on the Specially Designated Nationals and Blocked Persons List of OFAC, nor are they otherwise a party with which any entity is prohibited to deal under the laws of the United States, or (B) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The Investor further represents and warrants that the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country (1) under a U.S. embargo enforced by OFAC, (2) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (3) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The Investor further represents and warrants that the Investor: (I) has conducted thorough due diligence with respect to all of its beneficial owners, (II) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (III) will retain evidence of any such identities, any such source of funds and any such due diligence. Pursuant to anti-money laundering laws and regulations, the Company may be required to collect documentation verifying the Investor’s identity and the source of funds used to acquire Shares before, and from time to time after, acceptance by the Company of this Subscription Agreement. Investor further represents and warrants that the Investor does not know or have any reason to suspect that (x) the monies used to fund the Investor’s investment in the Shares have been or will be derived from or related to any illegal activities, including, but not limited to, money laundering activities, and (y) the proceeds from the Investor investment in the Shares will be used to finance any illegal activities.

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(2)         The Investor will provide to the Company at any time such information as the Company determines to be necessary or appropriate (A) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (B) to respond to requests for information concerning the identity of Investor from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

(3)          To comply with applicable U.S. anti-money laundering laws and regulations, all payments and contributions by the Investor to the Company and all payments and distributions to the Investor from the Company will only be made in the Investor’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or that is regulated in and either based or incorporated in or formed under the laws of the United States and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

(4)          The representations and warranties set forth in this Section 4.01(o) shall be deemed repeated and reaffirmed by the Investor to the Company as of each date that the Investor is required to make a capital contribution to, or receives a distribution from, the Company. If at any time during the term of the Company, the representations and warranties set forth in this Section 4.01(o) cease to be true, the Investor shall promptly so notify the Company in writing.

(5)          The Investor understands and agrees that the Company may not accept any amounts from a prospective Investor if such prospective Investor cannot make the representations set forth in this Section 4.01(o).

(p)           In the event that the Investor is, receives deposits from, makes payments to or conducts transactions relating to, a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with the Investor’s investment in Shares, such Non-U.S. Bank: (i) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities, (ii) employs one or more individuals on a full-time basis, (iii) maintains operating records related to its banking activities, (iv) is subject to inspection by the banking authority that licensed it to conduct banking activities and (v) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate.

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(q)           The Investor agrees and acknowledges that, among other remedial measures, (A) in order to comply with governmental regulations, if the Company determines in its sole discretion that such action is in the best interests of the Company, the Company may “freeze the account” of the Investor, either by prohibiting additional investments by the Investor, segregating assets of the Investor and/or suspending other rights the Investor may have under the Operative Documents and (B) the Company may be required to report such action or confidential information relating to the Investor (including without limitation, disclosing the Investor’s identity) to regulatory authorities.

(r)            None of the information concerning the Investor nor any statement, certification, representation or warranty made by the Investor in this Subscription Agreement or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Profile Form) and any forms W-9 or W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

(s)            The Investor agrees that the foregoing certifications, representations, warranties, covenants and agreements shall survive the acceptance of this subscription, the first Drawdown Date and the dissolution of the Company, without limitation as to time. Without limiting the foregoing, the Investor agrees to give the Company prompt written notice in the event that any statement, certification, representation or warranty of the Investor contained in this Article IV or any information provided by the Investor herein or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Profile Form and any forms W-9 or W-8 (W-8BEN, W-8BEN-E, W-8IMY and W-8EXP)) ceases to be true at any time following the date hereof.

(t)            The Investor agrees to provide such information and execute and deliver such documents as the Company or the Adviser may reasonably request to verify the accuracy of the Investor’s representations and warranties herein or to comply with any law or regulation to which the Company, the Adviser or a portfolio company may be subject.

(u)           The Investor understands that the Company intends to file elections to be treated as (i) a business development company under the 1940 Act and (ii) a regulated investment company within the meaning of Section 851 of the Code, for U.S. federal income tax purposes; pursuant to those elections, the Investor will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Company, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7. The Company has filed a registration statement on Form 10 (the “Form 10”) for the common stock with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Form 10 is not the offering document pursuant to which the Company is conducting this offering and may not include all information regarding the Company contained in the Disclosure Package or other Operative Documents; accordingly, Investors should rely exclusively on information contained in the Operative Documents, in making their investment decisions.

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(v)           The Investor acknowledges that, in order to comply with the provisions of the U.S. Foreign Account Tax Compliance Act (“FATCA”) and avoid the imposition of U.S. federal withholding tax, the Company may, from time to time, require further information and/or documentation from the Investor and, if and to the extent required under FATCA, the Investor’s direct and indirect beneficial owners (if any) (which for this purpose does not include the Investor’s plan participants or beneficiaries), relating to or establishing any such owner’s identity, residence (or jurisdiction of formation), income tax status, and other required information and may provide or disclose such information and documentation to the U.S. Internal Revenue Service. The Investor agrees that it shall provide such information and documentation concerning itself and its beneficial owners, if any, as and when requested by the Company sufficient for the Company to comply with its obligations under FATCA. The Investor acknowledges that, if the Investor does not provide the requested information and documentation, the Company may, at its sole option and in addition to all other remedies available at law or in equity, prohibit additional investments, decline or delay any redemption requests by the Investor and/or deduct from such Investor’s account and retain amounts sufficient to indemnify and hold harmless the Company from any and all withholding taxes, interest, penalties and other losses or liabilities suffered by the Company on account of the Investor’s not providing all requested information and documentation in a timely manner, and to ensure that such withholding taxes, interest, penalties and other losses or liabilities are economically borne by the Investor. The Investor shall have no claim against the Company, the Administrator, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions in the absence of willful misconduct and/or negligence.

Section 4.02          ERISA Matters.

(a)            If the Investor is a “plan” as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, and/or a “plan” that is subject to the prohibited transaction provisions of Section 4975 of the Code, or an entity whose assets are treated as “plan assets” under Section 3(42) of ERISA and any regulations promulgated thereunder (each, a “Plan”), the person executing this Subscription Agreement on behalf of the Plan (the “Fiduciary”) represents and warrants that:

(1)           such person is a “fiduciary” of such Plan and trust and/or custodial account within the meaning of Section 3(21) of ERISA, and/or Section 4975(e)(3) of the Code and such person is authorized to execute the Subscription Agreement;

(2)           unless otherwise indicated in writing to the Company, the Plan is not a participant-directed defined contribution plan;

(3)           the Fiduciary has considered a number of factors with respect to the Plan’s investment in the Shares and has determined that, in view of such considerations, the purchase of Shares is consistent with the Fiduciary’s responsibilities under ERISA. Such factors include, but are not limited to:

(i)            the role such investment or investment course of action plays in that portion of the Plan’s portfolio that the Fiduciary manages;

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(ii)           whether the investment or investment course of action is reasonably designed as part of that portion of the portfolio managed by the Fiduciary to further the purposes of the Plan, taking into account both the risk of loss and the opportunity for gain that could result therefrom;

(iii)          the composition of that portion of the portfolio that the Fiduciary manages with regard to diversification;

(iv)          the liquidity and current rate of return of that portion of the portfolio managed by the Fiduciary relative to the anticipated cash flow requirements of the Plan;

(v)           the projected return of that portion of the portfolio managed by the Fiduciary relative to the funding objectives of the Plan; and

(vi)          the risks associated with an investment in the Company and the fact that the Investor has only limited withdrawal rights.

(4)            the investment in the Company and the appointment of the Adviser as an “investment manager” within the meaning of Section 3(38) of ERISA have been duly authorized under, and conform in all respects to, the documents governing the Plan and the Fiduciary;

(5)            the Fiduciary is: (a) responsible for the decision to invest in the Company; (b) independent of the Adviser and the Company; and (c) qualified to make such investment decision;

(6)            if the investing Plan is an ERISA Plan, then, in the event that, and during any period when, the assets of the Company are treated as “plan assets” of such investing ERISA Plan, the investment in the Company constitutes the appointment by the Fiduciary, in accordance with the written instruments governing the investing ERISA Plan, of the Adviser (who hereby acknowledges its status as a fiduciary under Section 3(21) of ERISA) as an “investment manager” as defined in Section 3(38) of ERISA, with respect to the assets of such ERISA Plan that are invested in the Company;

(7)           (a) none of the Adviser, any of its employees or affiliates: (i) manages any part of the Investor’s investment portfolio on a discretionary basis; (ii) regularly gives investment advice with respect to the assets of the Investor; (iii) has an agreement or understanding, written or unwritten, with the Investor under which the latter receives information, recommendations or advice concerning investments that are used as a primary basis for the Investor’s investment decisions; or (iv) has an agreement or understanding, written or unwritten, with the Investor under which the latter receives individualized investment advice concerning the Investor’s assets; OR

(b) (i) the Fiduciary, who is independent of the Adviser has studied the Disclosure Package and has made an independent decision to purchase Shares solely on the basis of the information contained in the Disclosure Package and without reliance on any other information or statements as to the appropriateness of this investment for the Investor; and (ii) the Investor represents and warrants that neither the Adviser nor any of its employees or affiliates: (A) has exercised any investment discretion or control with respect to the Investor’s purchase of Shares; (B) has authority, responsibility to give, or has given individualized investment advice with respect to the Investor’s purchase of the Shares; or (C) is the employer maintaining or contributing to such Plan; and

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(8)            no Plan investment guidelines, restrictions or proxy voting policies otherwise applicable to the assets of the Investor shall apply to the assets invested in the Company except as the Investor and the Adviser may agree from time to time.

(b)            The Fiduciary agrees, at the request of the Company, to furnish the Company with a true and complete list of all fiduciaries with authority to select and retain the Shares as an investment for the Investor and such fiduciaries’ “affiliates”. For purposes of this item, an “affiliate” of a person includes (i) any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person; (ii) any corporation, partnership, trust or unincorporated enterprise of which such person is an officer, director, 10% or more partner, or highly compensated employee as defined in Section 4975(e)(2)(H) of the Code (but only if the employer of such employee is the plan sponsor); and (iii) any director of the person, any highly compensated employee (as defined in Section 4975(e)(2)(H) of the Code) of the person, or any employee of the person who has direct or indirect authority, responsibility, or control regarding the custody, management or disposition of the plan assets involved in the transaction.

(c)            The Fiduciary agrees, at the request of the Company, to furnish the Company with such information as the Company may reasonably require to establish that the purchase of the Shares by an ERISA Plan and the transactions to be entered into by the Company do not violate any provision of ERISA or the Code, including those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

(d)            The Fiduciary agrees to notify the Adviser promptly in writing should the Fiduciary become aware of any change in the information set forth in or required to be provided by Section 4.02(a).

(e)            If applicable, the Investor has identified its status as a Benefit Plan Investor (as defined below) to the Company in Section IV of the Investor Profile Form. If the Investor has identified to the Company in Section IV of the Investor Profile Form that it is not currently a Benefit Plan Investor, but becomes a Benefit Plan Investor, the Investor shall forthwith disclose to the Adviser promptly in writing such fact and also the percentage of the Investor’s equity interests held by Benefit Plan Investors. For these purposes, a “Benefit Plan Investor”, as defined under Section 3(42) of ERISA and any regulations promulgated thereunder, includes (a) an “employee benefit plan” that is subject to the provisions of Title I of ERISA; (b) a “plan” that is not subject to the provisions of Title I of ERISA, but that is subject to the prohibited transaction provisions of Section 4975 of the Code, such as individual retirement accounts and certain retirement plans for self-employed individuals; and (c) a pooled investment fund whose assets are treated as “plan assets” under Section 3(42) of ERISA and any regulations promulgated thereunder because “employee benefit plans” or “plans” hold 25% or more of any class of equity interest in such pooled investment fund. The Investor agrees to notify the Adviser promptly in writing if there is any change in the percentage of the Investor’s assets that are treated as “plan assets” for the purpose of Section 3(42) of ERISA and any regulations promulgated thereunder as set forth in Section IV of the Investor Profile Form.

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(f)            If the Investor is an insurance company and is investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Company, it has identified in Section IV of the Investor Profile Form whether the assets underlying the general account constitute “plan assets” within the meaning of Section 401(c) of ERISA. The Investor agrees to promptly notify the Adviser in writing if there is a change in the percentage of the general account’s assets that constitute “plan assets” within the meaning of Section 401(c) of ERISA and shall disclose such new percentage ownership.

(g)           The Adviser represents that, after giving effect to the Investors’ investment, the assets of the Company will not be treated as “plan assets” for purposes of ERISA.

(h)           The Adviser agrees to provide the Investor with, as applicable (1) an initial opinion of law that the Company should qualify as a “venture capital operating company” (“VCOC”) and an annual VCOC certification that has been created after consultation with the Company’s ERISA counsel and that provides the Investor with sufficient detail to evaluate the plan asset status of the Company, or (2) an initial and annual certificate that participation in the Company by Benefit Plan Investors is not “significant” within the meaning of ERISA’s plan asset regulation.

(i)            The Adviser will immediately inform the Investor if there is a substantial likelihood that the assets of the Company will be treated as “plan assets” for purposes of ERISA.

(j)            The Adviser agrees that, during any period in which the assets of the Company are treated as “plan assets” for purposes of ERISA, the Adviser shall use its commercially reasonable efforts to ensure that the Adviser (i) is registered as an investment adviser under the Investment Advisers Act and (ii) is a “qualified professional asset manager” within the meaning of Part VI of Prohibited Transaction Class Exemption 84-14 (a “QPAM”). The Adviser further agrees that during any period in which the assets of the Company are treated as “plan assets” for purposes of ERISA (y) the Adviser is a fiduciary under ERISA and shall satisfy the requirements to be an “investment manager” (as that term is defined in Section 3(38) of ERISA) with respect to the Investor; and (z) the Adviser shall comply with the fiduciary requirements of Part 4 of Title I of ERISA in the management of the Company, including, but not limited to, the indicia of ownership obligations set forth in Section 404(b) of ERISA and the prohibited transaction provisions contained in Section 406 of ERISA.

(k)           The Adviser confirms that (i) the Investor shall not be obligated in connection with any borrowing by the Company, to (A) provide, execute or deliver any guaranty, warranty or indemnity, (B) deliver financial information to the Adviser or any lender which is not generally available to the public, or (C) execute or deliver any document, agreement, instrument or certificate which is inconsistent with the Investor’s rights and obligations under the Subscription Agreement, the Operative Documents, or applicable law, including ERISA; and (ii) the Investor shall not be obligated to provide for the benefit of any lender under any borrowing by the Company any opinions or certificates of counsel.

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(l)            The Adviser agrees that notwithstanding anything in the Operative Documents to the contrary, in the event that the assets of the Company are treated as “plan assets” for purposes of ERISA, the Company shall not provide exculpation to any person nor shall it indemnify any person to the extent such exculpation or indemnification would be prohibited by ERISA.

(m)           Upon request, the Adviser shall provide the Investor with information concerning the Company reasonably necessary to satisfy the Investor’s annual reporting requirements under ERISA. The Adviser agrees that the Investor, as a Benefit Plan Investor, may, without further notice to the Adviser, disclose confidential information about the Company, including but not limited to confidential information, to the extent legally necessary to satisfy the Investor’s annual Form 5500 reporting requirements under ERISA.

(n)           The Adviser will not provide the Investor with less detailed or less comprehensive information about the Company or investments than is provided to other Benefit Plan Investors.

(o)            In the event that the Adviser exercises its rights to require the Investor to withdraw or transfer its interest in the Company in order to avoid the assets of the Company being treated as “plan assets” for purposes of ERISA, the Adviser agrees that it shall, to the extent applicable and practicable, act equally with respect to each similarly situated Benefit Plan Investor, pro rata according to each of their interest in the Company.

Section 4.03         Investor Awareness. The Investor acknowledges that the Investor is aware and understands that:

(a)            No federal or state agency, and no agency of any non-U.S. jurisdiction, has passed upon the Shares or made any finding or determination as to the fairness of this investment. The entirety of the Disclosure Package has not been filed with the SEC, any self-regulatory agency or with any securities administrator under state securities laws or the laws of any non-U.S. jurisdiction.

(b)           There are substantial risks incident to the purchase of Shares, including, but not limited to, those summarized in the Disclosure Package.

(c)            As described more fully in Appendix B, the Investor may not Transfer all or any fraction of its Shares or Capital Commitment without the prior written consent of the Company. There are other substantial restrictions on the transferability of Shares or Capital Commitment under the Charter, the Investment Advisory Agreement and under applicable law including, but not limited to, the fact that (i) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (ii) the Shares are not currently, and Investors have no rights to require that the Shares be, registered under the 1933 Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (iii) the Investor may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liquidate its investment in the Company.

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(d)           With respect to the tax and other legal consequences of an investment in the Shares, the Investor is relying solely upon the advice of its own tax and legal advisors and not upon the general discussion of such matters set forth in the Disclosure Package.

(e)           The Company may request such additional information as it may deem necessary to evaluate the eligibility of the Investor to acquire Shares and may request from time to time such information as it may deem necessary to determine the eligibility of the Investor to hold Shares or to enable the Company to determine the compliance of the Company or the Adviser with applicable regulatory requirements or the Company’s tax status, and the Investor agrees to promptly provide such information as may reasonably be requested.

(f)            All the agreements, representations and warranties made by the Investor in this Subscription Agreement (including all of its attachments) shall survive the execution and delivery hereof. The Investor shall immediately notify the Company upon discovering that any of the representations, warranties or covenants made herein was false when made or if, as a result of changes in circumstances, any of the representations, warranties or covenants made herein become false.

(g)           Dechert LLP (“Dechert”) acts as U.S. counsel to the Company, the Adviser and their Affiliates. In connection with this offering of Shares and subsequent advice to such persons, Dechert will not represent the Investor or any other investors in the Company in the absence of a clear and explicit written agreement to such effect between such counsel and the Investor. In the absence of such an agreement, such counsel owes no duties to the Investor or any other investor in the Company (whether or not such counsel has in the past represented, or is currently representing, such Investor or any other investor with respect to other matters). No independent counsel has been retained to represent investors in the Company.

Section 4.04          Company Representations. Each of the Company and the Adviser, as applicable, represents to the Investor as follows:

(a)            The Company is empowered, authorized and qualified to enter into this Agreement, the Investment Advisory Agreement and the Administration Agreement, and the person signing this Agreement, the Investment Advisory Agreement and the Administration Agreement on behalf of the Company has been duly authorized by the Company to do so.

(b)            The execution and delivery of this Agreement, the Investment Advisory Agreement and the Administration Agreement by the Company and the performance of its duties and obligations hereunder and thereunder do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Company is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Company, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Company is subject.

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(c)            The Company is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in this Agreement, the Investment Advisory Agreement and the Administration Agreement, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the Company or impair the Company’s ability to carry out its obligations under this Agreement or the Investment Advisory Agreement.

(d)            There is no litigation, investigation or other proceeding pending or, to the knowledge of the Company, threatened against the Company that, if adversely determined, would materially adversely affect the business or financial condition of the Company or the ability of the Company to perform its obligations under this Agreement, the Investment Advisory Agreement and the Administration Agreement.

(e)            None of the information concerning the Company or the Adviser, nor any statement, certification, representation or warranty made by the Company or the Adviser in this Subscription Agreement, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

(f)            The Shares to be issued and sold by the Company to the Investor hereunder have been duly authorized and, when issued and delivered to the Investor against payment therefore as provided in this Agreement, will be validly issued, fully paid and non-assessable.

(g)            Notwithstanding any provision in the Operative Documents to the contrary, the Adviser agrees that the assets of the Company shall not be used to purchase insurance to insure any party indemnified by the Company pursuant to the terms of the Operative Documents, against liability for any breach or alleged breach of such party’s responsibilities to the Company that would not otherwise be subject to indemnification by the Company.

(h)            The Adviser agrees that so long as no litigation has commenced between an Investor and the Company or the Adviser, the Company will provide an Investor with information requested by the Investor to facilitate such Investor’s ongoing operational due diligence including periodic review of portfolio companies and the internal controls and procedures utilized by the Company, upon reasonable notice and provided such information is customarily kept by the Adviser. Notwithstanding the foregoing, (a) an Investor shall have no right to obtain any information relating to any other investor or the Company’s proposed investment activities; (b) information that may be subject to confidentiality agreement(s) with third parties which may preclude the Company and/or the Adviser’s ability to provide such information to an Investor and (c) the Company may keep confidential from an Investor, for such periods as the Adviser deems reasonable, any information that the Adviser reasonably believes to be in the nature of trade secrets or other information (such as, for example, the identity of a Company’s portfolio positions) the disclosure of which the Adviser in good faith believes is not in the Company’s best interests or could damage the Company or its business.

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(i)            The Company shall not commence any investment activities until the Company’s Form 10 shall have become effective under the 1934 Act.

Article V.

Section 5.01          Power of Attorney.

(a)           The Investor, by its execution hereof, hereby irrevocably makes, constitutes and appoints the Company as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file:

(1)            any and all filings required to be made by the Investor under the 1934 Act with respect to any of the Company’s securities which may be deemed to be beneficially owned by the Investor under the 1934 Act;

(2)            all certificates and other instruments deemed necessary by the Company in order for the Company to enter into any borrowing or pledging arrangement;

(3)            all certificates and other instruments deemed necessary by the Company to comply with the provisions of this Subscription Agreement and applicable law or to permit the Company to become or to continue as a business development corporation; and

(4)            all other instruments or papers not inconsistent with the terms of this Subscription Agreement which may be required by law to be filed on behalf of the Company.

(b)           With respect to the Investor and the Company, the foregoing power of attorney:

(1)           is coupled with an interest and shall be irrevocable;

(2)           may be exercised by the Company either by signing separately as attorney-in-fact for the Investor or, after listing all of the Investors executing an instrument, by a single signature of the Company acting as attorney-in-fact for all of them;

(3)           shall survive the assignment by the Investor of the whole or any fraction of its Shares;

(4)           shall terminate concurrently with the termination of the Capital Commitment, in accordance with Section 2.01(e); and

(5)           may not be used by the Company in any manner that is inconsistent with the terms of this Subscription Agreement and any other written agreement between the Company and the Investor.

(6)           the foregoing power of attorney is and shall be limited to the purposes set forth in this Section 5.01. The Adviser confirms that the power of attorney rights granted to the Company are intended to be ministerial in scope and are not intended to be a general grant of power to independently exercise discretionary judgment on behalf of the Investor. The Adviser further agrees that any exercise of any “power of attorney” by the Company which contravenes any federal, state, or local law or any policy to which the Investor is or may become subject is not authorized by the Investor and no such exercise shall be deemed valid.

22

Article VI.

Section 6.01         Initial Public Offering. The Company shall not undertake an initial public offering of the Shares or a listing of the Shares on a national securities exchange, including any transactions in anticipation or furtherance thereof, without the prior consent or approval of a majority of the Company’s then outstanding Shares.

Section 6.02           Indemnity.

(a)            The Investor understands that the information provided herein (including the Investor Profile Form) shall be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase Shares. To the fullest extent permitted under applicable law, the Investor agrees to indemnify and hold harmless the Company, the Adviser, the Administrator, and their affiliates and each partner, member, officer, director, employee and agent thereof, from and against any loss, damage or liability due to or arising out of a material breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Profile Form) or in any other document provided by the Investor to the Company or in any agreement executed by the Investor in connection with the Investor’s investment in Shares. The obligation of the Investor to indemnify each Indemnified Party pursuant to this Section 6.02(a) shall not exceed the amount of the Investors aggregate Capital Commitment.

(b)            To the fullest extent permitted under applicable law, the Company agrees to indemnify and hold harmless the Investor its affiliates and each partner, member, officer, director, employee and agent thereof, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Company contained in this Subscription Agreement or in any other document provided by the Company to the Investor or in any agreement executed by the Company in connection with the Investor’s investment in Shares.

Section 6.03          Acceptance or Rejection.

(a)            At any time prior to the Closing Date, notwithstanding the Investor’s prior receipt of a notice of acceptance of the Investor’s subscription, the Company shall have the right to accept an amount equal to or less than the subscribed amount, or reject this subscription, for any reason whatsoever.

(b)            In the event of rejection of this subscription, the Company promptly thereupon shall return to the Investor the copies of this Subscription Agreement and any other documents submitted herewith (but the Company shall have the right to retain a photocopy for its records), and this Subscription Agreement shall have no further force or effect thereafter.

Section 6.04          Modification. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged, waived or terminated except by an instrument in writing signed by the party against whom any modification, change, discharge, waiver or termination is sought.

23

Section 6.05          Notices. All notices, consents, requests, demands, offers, reports, and other communications required or permitted to be given pursuant to this Subscription Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed, if to the Company, to:

Brightwood Capital Corporation I
Attn: Darilyn Olidge, Esq.
810 Seventh Avenue, 26th Floor

New York, NY 10019

and, if to the Investor, to the address set forth in the Investor Profile Form. The Company or the Investor may change its address by giving notice to the other in the manner described herein.

Section 6.06          Counterparts. This Subscription Agreement may be executed in multiple counterpart copies, each of which will be considered an original and all of which constitute one and the same instrument binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

Section 6.07          Successors. Except as otherwise provided herein, this Subscription Agreement and all of the terms and provisions hereof will be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees and legal representatives. If the Investor is more than one person, the obligation of the Investor shall be joint and several and the agreements, representations, warranties, and acknowledgments herein contained will be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, trustees and legal representatives.

Section 6.08          Assignability. This Subscription Agreement is not transferable or assignable by the Investor. Any purported assignment of this Subscription Agreement will be null and void.

Section 6.09          Entire Agreement; No Third Party Beneficiaries. This Subscription Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes any prior agreement or understanding among them with respect to such subject matter, and is not intended to confer upon any person other than the parties hereto and any lender under a Subscription Facility any rights or remedies hereunder. The foregoing limitation, however, shall not prohibit any Other Investor from enforcing Section 3.01(b) against any defaulting Investor.

24

Section 6.10          APPLICABLE LAW. NOTWITHSTANDING THE PLACE WHERE THIS SUBSCRIPTION AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, AND APPLICABLE FEDERAL LAW, INCLUDING ERISA. TO THE EXTENT THAT THERE IS A CONFLICT BETWEEN THE LAWS OF THE STATE OF NEW YORK AND SUCH APPLICABLE FEDERAL LAW, THE APPLICABLE PROVISIONS OF FEDERAL LAW SHALL CONTROL.

Section 6.11          Jurisdiction; Venue. To the fullest extent permitted by law, the sole and exclusive forum for any action, suit or proceeding with respect to this Subscription Agreement shall be a federal or state court located in the state of Michigan, provided that to the extent the appropriate court located in the state of Michigan determines that it does not have jurisdiction over such action, then the sole and exclusive forum shall be any federal or state court located in the state of Michigan, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, by United States mail addressed to the party at the parties address specified herein or in the Investor Profile Form. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW.

Section 6.12          Confidentiality.

(a)            The Investor acknowledges that the Disclosure Package, the Subscription Documents and the other Operative Documents and other information relating to the Company has been submitted to the Investor on a confidential basis for use solely in connection with the Investor’s consideration of the purchase of Shares. The Investor also acknowledges that it may receive or have access to confidential proprietary information concerning the Company, including, without limitation, portfolio positions, valuations, information regarding potential investments, financial information, trade secrets and the like which is proprietary in nature and non-public. The Investor agrees that, without the prior written consent of the Company (which consent will not be unreasonably withheld by the Company), the Investor shall not (a) reproduce the Disclosure Package (including any of the contents thereof) or any other information relating to the Company, in whole or in part, or (b) disclose the Disclosure Package or any other information relating to the Company to any person who is not an officer or employee of the Investor who is involved in its investments, or partner (general or limited) or affiliate of the Investor (it being understood and agreed that if the Investor is a pooled investment fund, it shall only be permitted to disclose the Disclosure Package or other information related to the Company to its limited partners if the Investor has required its limited partners to enter into confidentiality undertakings no less onerous than the provisions of this Section 6.12), except to the extent (1) such information is in the public domain (other than as a result of any action or omission of Investor or any person to whom the Investor has disclosed such information), (2) such information is required by applicable law or regulation to be disclosed or (3) it is necessary to disclose such information to the Investor’s professional advisors (including the Investor’s auditors and counsel), so long as such professional advisors are advised of the confidentiality obligations contained herein. The Investor further agrees to return the Disclosure Package and any other information relating to the Company if no purchase of Shares is made. The Investor acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach. Notwithstanding anything to the contrary herein, the Investor (and each employee, representative or other agent of the Investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Company; and any of the Company’s transactions and all materials of any kind (including, without limitation, opinions and other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure, it being understood and agreed for this purpose that (x) the name of, or any other identifying information regarding, (i) the Company or any existing or future investor (or any affiliate thereof) in the Company, or (ii) any investment or transaction entered into by the Company or (y) any performance information relating to the Company or its investments do not constitute “tax treatment” or “tax structure”.

25

(b)           The Adviser agrees, except (i) as may be required by law, applicable regulation or order of a court or other regulatory authority, (ii) to the extent reasonably calculated to advance or protect the interests of the Company, or (iii) with the written consent of the Investor, none of the Company or the Adviser shall disclose, and shall use their best efforts to cause their employees, agents, representatives and affiliates not to disclose, the participation in the Company by the Investor. None of the Company or the Adviser shall use, and shall use their best efforts to cause their employees, agents, representatives and affiliates not to use, the name of the Investor in any promotion or advertising.

Section 6.13          Necessary Acts, Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Subscription Agreement or to show the ability to carry out the intent and purposes of this Subscription Agreement.

Section 6.14          No Joint Liability Among Company and Adviser. The Company shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Adviser under or in connection with this Subscription Agreement, and the Adviser shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company under or in connection with this Subscription Agreement. There shall be no joint and several liability of the Company and the Adviser for any obligation under or in connection with this Subscription Agreement.

26

Section 6.15          Electronic Delivery of Communications. The Investor hereby acknowledges and agrees that the Company and/or the Adviser may, but is not required to, deliver and make reports, statements and other communications, including, without limitation, the Operative Documents, the Subscription Documents, Form 1099s and other tax related information and documentation (“Account Communications”), available to the Investor in electronic form, such as e-mail or by posting on a web site. It is the Investor’s affirmative obligation to notify the Company in writing if the Investor’s e-mail address(es) listed in the Investor Profile Form change(s). The Investor may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Company, in writing, of the Investor’s intention to do so, and will thereafter receive such Account Communications in paper form.

Section 6.16          Survival. The representations, warranties, acknowledgments and covenants in Sections 4.03 and 4.04 and in the Investor Profile Form and the provisions of Sections 6.02, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15 and 6.16 shall, in the event this subscription is accepted, survive such acceptance and the formation and dissolution of the Company.

[Remainder of Page Intentionally Left Blank]

27

*         *        *

The undersigned hereby represents and warrants that:

1.	the undersigned has carefully read and is familiar with this Subscription Agreement and the Operative Documents;

2.	the information contained herein (including the appendices attached hereto) is complete and accurate and may be relied upon; and

3.	the undersigned agrees that the execution of this signature page constitutes the execution and receipt of this Subscription Agreement.

IN WITNESS WHEREOF, the Investor, intending to be legally bound, has executed this Subscription Agreement as of the date first written above.

AGGREGATE PURCHASE PRICE OF SHARES SUBSCRIBED FOR: $__________________

[TRUSTEE FOR THE BENEFIT OF INVESTOR]

By:
Name:
Title:

[Committee of the UAW Retiree Medical Benefits Trust]

Solely for purposes of Section 4.02

By:
Name:	[●]
Title:	Chief Investment Officer

Agreed and accepted as of the date first set forth above:

Brightwood Capital Corporation I

By:
Name:
Title:

Appendix A: Investor Profile Form

ALL INVESTORS MUST COMPLETE THIS FORM.

Name of Investor (Please Print or Type)	Social Security Number/Tax I.D. Number

$ Amount of Capital Commitment Is the Investor acting as Nominee? Yes ☐ No ☐ If Yes, please provide name of underlying Beneficial Owner:______________________________________

Type of Investor (For All Investors Other Than A Trust)

(If the Investor is acting as a Nominee for a Beneficial Owner, please check the item that best describes the Beneficial Owner)

Please check:

☐ Individual	☐ Public Endowment	☐ Non-profit
☐ Fund of Funds	☐ Private Endowment	☐ Non-profit Pension Plan
☐ Family Office	☐ Corporation	☐ Government
☐ Bank	☐ ERISA Plan	☐ Governmental Pension Plan
☐ Sovereign Wealth	☐ Foundation	☐ Insurance Company

Type of Investor (For Investors That Are A Trust)

(If the Investor is acting as a Nominee for a Beneficial Owner, and either the Nominee or the Beneficial Owner is a Trust, please check the item that best describes the Trust)

Please check:

☐ Complex Trust	☐ Grantor Trust	☐ Simple Trust

A-1

Please indicate if the following contact information is for _____ Nominee or ____Beneficial Owner

Full Mailing Address (Exactly as it should appear on labels):

☐  Mr.      ☐  Mrs.      ☐  Ms.      ☐  Miss      ☐  Dr.      ☐  Other _______

Telephone number	Fax number

Residence (if an individual) or Principal Place of Business (if an entity) Address (No P.O. Boxes Please, if any):

Telephone number	Fax number

Attention:

E-Mail Address:

A-2

If you would like any correspondence sent to a different address or e-mail than listed on page A-2, please provide the relevant information below:

Contact Name	Contact Address / Telephone Number	Contact E-mail Address	Correspondence Type (e.g., Accounting Information, Legal Notices, Tax Information, etc.)	Primary Contact (Y/N)?

A-3

AUTHORIZATION OF REPRESENTATIVE(S)/AGENT(S):

Set forth below are the names of persons authorized by the Investor to give and receive instructions between the Company and the Investor, together with their respective signatures. Such persons are the only persons so authorized until further notice to the Company signed by one or more of such persons.

(Please attach additional pages if needed)

Name	Signature	Email Address

Address of Authorized Representative/Agent (No P.O. Boxes Please, if any):

Telephone number	Fax number

A-4

BANK WIRE INSTRUCTIONS

Please list the bank account information that is being used to wire the funds for your investment, and sign below. The remitter should state in the remittance advice the full legal name(s) of subscriber(s), for ease of identification. All subscription money must originate from an account held in the full legal name of the subscriber(s). NO 3RD PARTY PAYMENTS SHALL BE PERMITTED.

For Subscriber’s personal account:

Intermediary US Bank Name:
Intermediary US Bank ABA and/or Swift Code:
Beneficiary Bank Name:
Beneficiary Bank Street Address
City, State, Zip Code:
Swift Code:
Account Name:
Account Number:
Reference (if required):

For Subscriber’s account with a custodian/administrator:

Intermediary US Bank Name:
Intermediary US Bank ABA and/or Swift Code:
Beneficiary Bank Name:
Beneficiary Bank Street Address
City, State, Zip Code:
ABA or Swift No.:
Custodian/Administrator Account Name:
Custodian/Administrator Account Number:
For Further Credit Name (Subscribers Name):
For Further Credit Account No. (Subscribers No):
Reference (if required):

METHOD OF DELIVERY OF Account Communications

Account Communications may be delivered via the e-mail address provided on page A-2. Should this means of transmission be unacceptable with respect to Account Communications required to be delivered in writing by law, such Account Communications will be delivered via facsimile or physical delivery if the following box is checked:

☐      E-mail transmission is declined, please send Account Communications via facsimile or physical delivery (e.g., first class mail, overnight or express courier service or similar delivery method).

A-5

PLEASE COMPLETE ALL APPROPRIATE ITEMS.

I.	INVESTOR INFORMATION – (FOR U.S. PERSONS ONLY)

(A)	The Investor hereby represents and warrants that:

(Please initial one and complete blanks)

Initial	1.

If the Investor is an employee benefit plan, an endowment, a foundation, a corporation, a partnership, a limited liability company, a trust or other legal entity, it:

is organized under the laws of:

has its principal place of business in:                                                      ; and

was formed as of:

Initial	2.

If the Investor is an individual or beneficial ownership of the Investor is held by an individual (for example, through an Individual Retirement Account, Keogh Plan or other self-directed defined contribution plan), such individual is of legal age and is a resident of:

(B)	The Investor _______ (is) _______(is not) (please initial one) a government entity.*

(C)	If the Investor is acting as trustee, custodian or nominee for a beneficial owner that is a government entity, please provide the name of the government entity:

_______________________________________________________

(D)	If the Investor is an entity substantially owned by a government entity (e.g., a single investor vehicle) and the investment decisions of such entity are made or directed by such government entity, please provide the name of the government entity:

_______________________________________________________

Please note that, if the Investor enters the name of a government entity in this Item I(D), the Company will treat the Investor as if it were the government entity for purposes of Rule 206(4)-5 (the “Pay to Play Rule”) promulgated under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

*             For these purposes, the term “government entity” means any U.S. state (including any U.S. state, the District of Columbia, Puerto Rico, the U.S. Virgin Islands or any other possession of the United States) or political subdivision of a state, including:

(i)            any agency, authority, or instrumentality of the state or political subdivision;

(ii)           a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan”, as defined in section 414(j) of the Internal Revenue Code, or a state general fund;

(iii)          a plan or program of a government entity; and

(iv)          officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity. (Note that any such officers, agents, or employees will not be considered a government entity if they are making an investment in the Company not in their official capacity.)

A-6

(E)	If the Investor is (i) a government entity, (ii) acting as trustee, custodian or nominee for a beneficial owner that is a government entity, or (iii) an entity described in Item I(D), the Investor hereby certifies that:

Initial	other than the Pay to Play Rule, no “pay to play” or other similar compliance obligations would be imposed on the Company, the Adviser or their affiliates in connection with the Investor’s subscription.

If the Investor cannot make such certification, indicate in the space below all other “pay to play” laws, rules or guidelines, or lobbyist disclosure laws or rules, the Company, the Adviser or their affiliates, employees or third-party placement agents would be subject to in connection with the Investor’s subscription:

_______________________________________________________

(F)	The Investor _______ (is) _______(is not) (please initial one) registered as an investment company under the Company Act (a “Registered Fund”).

(G)	The Investor _______ (is) _______(is not) (please initial one) an affiliated person* of a Registered Fund. If the Investor is an affiliated person of a Registered Fund, please provide the name of the Registered Fund: __________________________________________________.

(H)	The Investor represents and warrants that it is a Permitted U.S. Person* because it is either:

(Please initial one or leave blank, as applicable)

Initial	1.

a U.S. Person that is exempt from payment of U.S. federal income tax.

If the Investor initialed Item 1, please indicate below the basis on which the Investor is exempt from U.S. federal income taxation:

OR

Initial	2.	a pass-through entity for U.S. federal tax purposes substantially all of the ownership interests in which are held by U.S. Persons that are exempt from payment of U.S. federal income tax.

*         For purposes of this item, the term “affiliated person” of another person means:

(i)        any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person;

(ii)       any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

(iii)      any person directly or indirectly controlling, controlled by, or under common control with, such other person;

(iv)     any officer, director, partner, copartner, or employee of such other person;

(v)      if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

(vi)     if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

For this purpose, “control” means the power to exercise a controlling influence over the management or policies of a company, whether by stock ownership, contract or otherwise, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to control the company. Entities that may be deemed to be under “common control” are those that (a) are directly or indirectly controlled by the same person or (b) have substantially the same officers and directors or managers or the same investment adviser.

*         The term “Permitted U.S. Person” means a Tax-Exempt U.S. Person or a pass-through entity for U.S. federal tax purposes substantially all of the ownership interests in which are held by Tax-Exempt U.S. Persons. The term “U.S. Person” means a person described in one or more of the following paragraphs:

(i)       With respect to any person, any individual or entity that would be a U.S. person under Regulation S promulgated under the Securities Act.

(ii)      With respect to individuals, any U.S. citizen or “resident alien” within the meaning of U.S. income tax laws as in effect from time to time. Currently, the term “resident alien” is defined under U.S. income tax laws to generally include any individual who (A) holds an Alien Registration Card (a “green card”) issued by the U.S. Immigration and Naturalization Service or (B) meets a “substantial presence” test. The “substantial presence” test is generally met with respect to any current calendar year if (A) the individual was present in the U.S. on at least 31 days during such year and (B) the sum of the number of days on which such individual was present in the U.S. during the current year, 1/3 of the number of such days during the first preceding year, and 1/6 of the number of such days during the second preceding year, equals or exceeds 183 days.

(iii)     With respect to persons other than individuals: (A) a corporation or partnership created or organized in the United States or under the laws of the United States or any state; (B) a trust where (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. Persons have the authority to control all substantial decisions of the trust; and (C) an estate which is subject to U.S. tax on its worldwide income from all sources.

A-7

II.	INVESTOR INFORMATION – (FOR NON- U.S. PERSONS ONLY)

(A)	The Investor represents and warrants that: (Please initial one and complete blanks)

_______ Initial	1.	If an individual, the Investor is of legal age and is a:

citizen of:

resident of:

OR

_______ Initial	2.	If a corporation, partnership, trust or other legal entity, the Investor:

is organized under the laws of:

has its principal place of business in:

and was formed as of:

(B)	The Investor has received the Disclosure Package outside the United States in the following country:

(C)	The Investor has signed the Subscription Agreement outside of the United States in the following country:

(D)	If the Investor is an entity that has U.S. owners, please complete the following:

1.            Is the Investor an entity organized principally for passive investment, such as a pool, investment company or other similar entity (other than a pension plan for the employees, officers or principals of an entity organized and with its principal place of business outside the United States)?

(please check one) Yes ☐            No ☐

2.            If yes, do units of participation in the entity that are held by U.S. Persons who are not “qualified eligible persons” as defined in CFTC Rule 4.7 represent in the aggregate 10% or more of the beneficial interest in the entity, or was such entity formed principally for the purpose of facilitating investment by U.S. Persons in a pool with respect to which the operator is exempt from certain requirements of Part 4 of the regulations of the CFTC by virtue of its participants being non-U.S. Persons?

(please check one) Yes ☐          No ☐

If the Investor checked “yes” to paragraph (C)(2) above, the Investor must be able to represent and warrant to one of the following: (please initial one)

Initial	(i) the Investor has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered; or

A-8

Initial	(i) each of the Investor’s equity owners is an accredited investor for any of the following reasons:

(a)	the equity owner of the Investor has an individual net worth*, or joint net worth with his or her spouse, in excess of $1,000,000;

(b)	the equity owner of the Investor has individual income** (exclusive of any income attributable to his or her spouse) of more than $200,000 in each of the past two years, or joint income with his or her spouse of more than $300,000 in each of those years, and reasonably expects to reach the same income level in the current year;** or

(c)	the equity owner of the Investor is an entity with total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered.

(E)	If the Investor* is an individual resident in, or an entity with a registered office in, the European Economic Area (the “EEA”), the Investor must initial one Item in this Section II(E).

RETAIL INVESTOR NOTICE: In relation to offers in the EEA, the Interests are only available to persons capable of being categorized as “professional investors” (within the meaning of AIFMD). No person categorized as (i) a “retail client” (as defined in point (11) of Article 4(1) of EU Directive 2014/65/EU on Markets in Financial Instruments (“MiFID II”)) or (ii) a “customer” (within the meaning of Directive 2002/92/EC on Insurance Mediation), where such customer does not qualify as a “professional client” (as defined in point (10) of Article 4(1) of MiFID II), may subscribe for the Interests.

(please initial one)

*	For purposes of this Subscription Agreement, the term “net worth” means the excess of total assets at fair market value, including home furnishings and automobiles, over total liabilities; provided that, (i) the primary residence of the equity owner of the Investor shall not be included as an asset, (ii) indebtedness that is secured by the primary residence of the equity owner of the Investor, up to the estimated fair market value of the primary residence at the time of the sale of the Interests, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of the Interests exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the primary residence of the equity owner of the Investor in excess of the estimated fair market value of the primary residence at the time of the sale of the Interests shall be included as a liability.

**	For purposes of this Subscription Agreement, the term “individual income” means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income under Section 103 of the Code, received; (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (iii) any deduction claimed for depletion under Section 611 et seq. of the Internal Revenue Code; (iv) amounts contributed to an Individual Retirement Account (as defined in the Internal Revenue Code) or Keogh retirement plan; (v) alimony paid; and (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code.

*	For purposes of this Section, “Investor” means the person that makes the investment decision to invest in the Shares, including, but not limited to, a beneficial owner making such decision on its own behalf and a discretionary investment manager or other agent making such decision on behalf of such beneficial owner.

A-9

Initial	1.

The undersigned represents and warrants that the Investor is a “professional investor” (within the meaning of AIFMD) because it is any of the following:

(a)   an entity that is required to be authorized or regulated to operate in the financial markets as: (i) a credit institution; (ii) an investment firm; (iii) any other authorized or regulated financial institution; (iv) an insurance company; (v) a collective investment scheme or the management company of such a scheme; (vi) a pension fund or the management company of a pension fund; (vii) a commodity or commodity derivatives dealer; (viii) a local firm; or (ix) any other institutional investor;

(b)   a large undertaking meeting two of the following three size requirements: (i) balance sheet total of €20,000,000; (ii) net turnover of €40,000,000; and/or (iii) own funds of €2,000,000;

(c)   a national or regional government, a public body that manages public debt at a national or regional level, a central bank, an international or supranational institution (such as the World Bank, the International Monetary Fund, the European Central Bank or the European Investment Bank) and other similar international organization; or

(d)   another type of institutional investor whose main activity is to invest in financial instruments, including an entity dedicated to the securitization of assets or other financing transactions.

Initial	2.

The undersigned cannot initial Item 1 above but wishes to be treated as a “professional investor” (within the meaning of AIFMD) by the Adviser in respect of the Investor’s investment in the Company.

If the undersigned initialed this Item, please initial one of the following:

		Initial	(a)	The undersigned represents and warrants that the Investor is a private individual or other investor not capable of meeting the tests in Item 1 above but capable of being categorized as a “professional client” (within the meaning of MiFID II) because it satisfies at least two of the following three criteria: (i) the Investor has made significant investments in private funds at an average frequency of ten per quarter over the previous four calendar quarters; (ii) the Investor’s financial instrument portfolio, defined as including cash deposits and financial instruments, exceeds €500,000 or its equivalent in another currency at the time of subscription; and/or (iii) the Investor works or has worked in the financial sector for at least one year in a professional position that requires knowledge of investment in private funds.

		Initial	(b)	The undersigned represents and warrants that the Investor is a UK public sector body, local public authority (including local authority pension scheme) or municipality that meets the following criteria: (i) the Investor’s financial instrument portfolio, defined as including cash deposits and financial instruments, exceeds £10,000,000 or its equivalent in another currency at the time of subscription; and (ii) at least one of the following tests is met: (A) the Investor has made significant investments in private funds at an average frequency of ten per quarter over the previous four calendar quarters; (B) the person authorized to carry out transactions on behalf of the Investor works or has worked in the financial sector for at least one year in a professional position that requires knowledge of investment in private funds; or (C) the Investor is an “administering authority” of the Local Government Pension Scheme within the meaning of the version of Schedule 3 of The Local Government Pension Scheme Regulations 2014 or (in relation to Scotland) within the meaning of the version of Schedule 3 of The Local Government Pension Scheme (Scotland) Regulations 2014 and is acting in that capacity.

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III.	INVESTOR INFORMATION – (FOR ALL INVESTORS)

(A)	Was the Investor referred to the Company by a placement agent? Yes ☐ No ☐

If yes, please provide name of placement agent:_______________________________________

(B)	Does the Investor have one or more ultimate beneficiaries who (a) are entitled to 10% or more of the proceeds from this investment or (b) hold 10% or more of the control rights of the Investor? Yes ☐ No ☐

Is the Investor or any of the ultimate beneficiaries publicly traded? Yes ☐ No ☐

Is the Investor or any of the ultimate beneficiaries a regulated entity? Yes ☐ No ☐

If the response to any of the above questions under this Item III(B) is “yes,” please complete Exhibit A of this Appendix A.

(C)	The Investor _______ (is) _______ (is not) (please initial one) (i) a “bank holding company” (as defined in Section 2(a) of the U.S. Bank Holding Company Act of 1956, as amended (the “BHCA”)), (ii) an entity that is subject to the BHCA pursuant to the U.S. International Banking Act of 1978, as amended, or (iii) an “affiliate” (as defined in Section 2(k) of the BHCA) of either of the foregoing. The Company may request information regarding the bank holding company status of the Investor or any affiliate of the Investor.

(D)	The Investor _______ (is) _______ (is not) (please initial one) a “banking entity” (as defined in Regulation VV of the Board of Governors of the U.S. Federal Reserve System (the “Volcker Rule”)).

(E)	The Investor _______ (is) _______ (is not) (please initial one) a “covered fund” (as defined in the Volcker Rule).

If the Investor is a “covered fund”, please complete each of the following:

1.	The Investor _______ (is) _______ (is not) (please initial one) a “covered fund” (i) for which a “banking entity” serves as “sponsor”, investment manager, investment adviser, commodity trading adviser, or (ii) that was otherwise “organized and offered” by a “banking entity” (each as defined in the Volcker Rule).

2.	The Investor _______ (is) _______ (is not) (please initial one) “controlled” (as defined in the Volcker Rule) by a second “covered fund” described in clause (i) or (ii) of Item L(1) above.

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IV.	ERISA INFORMATION

(A)	The Investor _______ (is) _______(is not) (please initial one) a “Benefit Plan Investor” as defined in Section 4.02(e) of this Subscription Agreement.

(B)	If the Investor is a pooled investment fund, the Investor hereby certifies to either 1 or 2 below:

(Please initial one)

Initial	1.	Less than 25% of the value of each class of equity interests in the Investor (excluding from this computation interests held by (i) any individual or entity (other than a Benefit Plan Investor) having discretionary authority or control over the assets of the Investor, (ii) any individual or entity (other than a Benefit Plan Investor) who provides investment advice for a fee (direct or indirect) with respect to the assets of the Investor and (iii) any affiliate of such individuals or entities (other than a Benefit Plan Investor)) is held by Benefit Plan Investors.

Initial	2.

Twenty-five percent or more of the value of any class of equity interests in the Investor (excluding from this computation interests held by (i) any individual or entity (other than a Benefit Plan Investor) having discretionary authority or control over the assets of the Investor, (ii) any individual or entity (other than a Benefit Plan Investor) who provides investment advice for a fee (direct or indirect) with respect to the assets of the Investor and (iii) any affiliate of such individuals or entities (other than a Benefit Plan Investor)) is held by Benefit Plan Investors;

and

____% of the equity interest in the Investor is held by Benefit Plan Investors.

(C)	If the Investor is an insurance company, the Investor hereby certifies to either 1 or 2 below:

(Please initial one)

Initial	1.	The Investor is an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Company but none of the underlying assets of the Investor’s general account constitutes “plan assets” within the meaning of Section 401(c) of ERISA.

Initial	2.

The Investor is an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Company and a portion of the underlying assets of the Investor’s general account constitutes “plan assets” within the meaning of Section 401(c) of ERISA; and

____% of its general account assets constitute “plan assets” within the meaning of Section 401(c) of ERISA.

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V.	ACCREDITED INVESTOR STATUS

The Investor certifies that the Investor is an “accredited investor” as defined in Regulation D promulgated under the Securities Act because:

(Please initial as appropriate)

(A)	Individuals

Initial	1.	The Investor has an individual net worth,* or joint net worth with his or her spouse, in excess of $1,000,000; or

Initial	2.	The Investor had individual income** (exclusive of any income attributable to his or her spouse) of more than $200,000 in each of the past two years, or joint income with his or her spouse of more than $300,000 in each of those years, and reasonably expects to reach the same income level in the current year.

(B)	Corporations, Foundations, Endowments, Partnerships or Limited Liability Companies

Initial	1.	The Investor has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Interests offered; or

Initial	2.	Each of the Investor’s equity owners is an accredited investor as described in this Section III. The Adviser, in its sole discretion, may request information regarding the basis on which such equity owners are accredited investors.

(C)	Employee Benefit Plans

Initial	1.	The Investor is an employee benefit plan within the meaning of ERISA, and the decision to invest in the Company was made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser. The name of such plan fiduciary is : ; or

*        For purposes of this Subscription Agreement, the term “net worth” means the excess of total assets at fair market value, including home furnishings and automobiles, over total liabilities; provided that, (i) the Investor’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the Investor’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the Interests, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of the Interests exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the Investor’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Interests shall be included as a liability.

**      For purposes of this Subscription Agreement, the term “individual income” means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income under Section 103 of the Internal Revenue Code, received; (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (iii) any deduction claimed for depletion under Section 611 et seq. of the Internal Revenue Code; (iv) amounts contributed to an Individual Retirement Account (as defined in the Internal Revenue Code) or Keogh retirement plan; (v) alimony paid; and (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code.

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Initial	2.	The Investor is an employee benefit plan within the meaning of ERISA and has total assets in excess of $5,000,000; or

Initial	3.	The Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, and has total assets in excess of $5,000,000.

(D)	Individual Retirement Accounts, Keogh Plans and Other Self-Directed Defined Contribution Plans

Initial	The Investor is an individual retirement account, Keogh Plan or other self-directed defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account and the investing participant is an accredited investor because such participant has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000 or has had an individual income of more than $200,000 in each of the past two years, or joint income with his or her spouse of more than $300,000 in each of those years, and reasonably expects to reach the same income level in the current year. The Adviser, in its sole discretion, may request information regarding the basis on which such participants are accredited investors.

(E)	Section 501(c)(3) Organizations

Initial	The Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code, was not formed for the specific purpose of acquiring the Interests offered and has total assets in excess of $5,000,000.

(F)	Trusts

Initial	1.	The Investor has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Interests offered and its purchase is directed by a sophisticated person. As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment; or

Initial	2.	The trustee or a co-trustee of the Investor is: (a) a bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association, or other institution as defined in Section 3(a)(5)(A) of the Securities Act; (b) acting in a fiduciary capacity; and (c) subscribing for the purchase of the Interests on behalf of the Investor or directing the Investor to purchase the Interests; or

Initial	3.	The Investor is a revocable trust that may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors as described herein. The Adviser, in its sole discretion, may request information regarding the basis on which such grantors are accredited investors.

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(G)	Banks, Savings and Loans and Similar Institutions

Initial	The Investor is a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association, or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual capacity.

(H)	Insurance Companies

Initial	The Investor is an insurance company as defined in Section 2(13) of the Securities Act.

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Exhibit A

BENEFICIAL OWNERSHIP INFORMATION

Instructions: Please complete and return this Exhibit A and provide the name of every person who is directly or indirectly through intermediaries, the beneficial owner of 10% or more of any voting or non-voting class of equity interests of the Investor (or if an LP or LLC, holds 10% or more of the Investor). If there is insufficient space in the chart, please include additional sheets of paper with the relevant information.

Full Legal Name	If the Investor or Any of the 10% Beneficial Owners Is Publicly Traded, Please Identify the Exchange for the Public Trading.	If the Investor or Any of the 10% Beneficial Owners Is a Regulated Entity, Please Identity Regulator and Jurisdiction.

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Appendix B: Transfer Restrictions

No Transfer of the Investor’s Capital Commitment or all or any fraction of the Investor’s Shares may be made without (i) registration of the Transfer on the Company books and (ii) the prior written consent of the Adviser which, with respect to a Plan, will not be withheld unreasonably in the case of a change of the Plan’s fiduciaries or trustees. In any event, the consent of the Adviser may be withheld (x) if the creditworthiness of the proposed transferee, as determined by the Adviser in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement, (y) if the Company’s operations would likely be materially and adversely affected by the Transfer, or if such Transfer would raise legal, regulatory or competitive concerns for either the Company or the parties involved or (z) unless, in the opinion of counsel (who may be counsel for the Company or the Investor) satisfactory in form and substance to the Company:

•	such Transfer would not violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Shares to be Transferred; and

•	such Transfer would not give rise to a “prohibited transaction” under Section 406 of ERISA or the Code or the regulations promulgated thereunder.

The Investor agrees that it will pay all reasonable expenses, including attorneys’ fees, incurred by the Company in connection with any Transfer of all or any fraction of its Shares, prior to the consummation of such Transfer.

Any person that acquires all or any fraction of the Shares of the Investor in a Transfer permitted under this Appendix B shall be obligated to pay to the Company the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Investor agrees that, notwithstanding the Transfer of all or any fraction of its Shares, as between it and the Company, it will remain liable for its Capital Commitment and for all payments of any Drawdown Purchase Price required to be made by it (without taking into account the Transfer of all or a fraction of such Shares) prior to the time, if any, when the purchaser, assignee or transferee of such Shares, or fraction thereof, becomes a holder of such Shares.

The Company shall not recognize for any purpose any purported Transfer of all or any fraction of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Company shall have given its prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (ii) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Disclosure Package and all applicable laws and regulations applicable to the transferee and the transferor.

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Appendix C: United States Person

The term “United States Person” means a person described in one or more of the following paragraphs:

1.	With respect to any person, any individual or entity that would be a United States Person under Regulation S promulgated under the 1933 Act. The Regulation S definition is set forth below.

2.	With respect to individuals, any U.S. citizen or “resident alien” within the meaning of US income tax laws as in effect from time to time. Currently, the term “resident alien” is defined under U.S. income tax laws to generally include any individual who (i) holds an Alien Registration Card (a “green card”) issued by the U.S. Immigration and Naturalization Service or (ii) meets a “substantial presence” test. The “substantial presence” test is generally met with respect to any current calendar year if (a) the individual was present in the U.S. on at least 31 days during such year and (b) the sum of the number of days on which such individual was present in the U.S. during the current year, 1/3 of the number of such days during the first preceding year, and 1/6 of the number of such days during the second preceding year, equals or exceeds 183 days.

3.	With respect to persons other than individuals:

a.	a corporation or partnership created or organized in the United States or under the laws of any political subdivision thereof;

b.	a trust where (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more United States Persons have the authority to control all substantial decisions of the trust; and

c.	an estate which is subject to U.S. tax on its worldwide income from all sources.

Set forth below is the definition of “United States Person” contained in Regulation S under the 1933 Act.

1.	“United States Person” means:

a.	Any natural person resident in the United States;

b.	Any partnership or corporation organized or incorporated under the laws of the United States;

c.	Any estate of which any executor or administrator is a United States Person;

d.	Any trust of which any trustee is a United States Person;

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e.	Any agency or branch of a non-United States entity located in the United States;

f.	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit of a United States Person;

g.	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

h.	Any partnership or corporation if: (A) organized or incorporated under the laws of any jurisdiction other than the United States; and (B) formed by a United States Person principally for the purpose of investing in securities not registered under the Securities Act unless it is organized or incorporated, and owned, by “accredited investors” (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

2.	The following are not “United States Persons”

a.	any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-United States Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed to be a “United States Person”;

b.	any estate of which any professional fiduciary acting as executor or administrator is a United States Person shall not be deemed to be a “United States Person” if: (i) an executor or administrator of the estate who is not a United States Person has sole or shared investment discretion with respect to the assets of the estate; and (ii) the estate is governed by laws other than those of the United States;

c.	any trust of which any professional fiduciary acting as trustee is a United States Person shall not be deemed to be a “United States Person” if a trustee who is not a United States Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Person;

d.	an employee benefit plan established and administered in accordance with (i) the laws of a country other than the United States and (ii) the customary practices and documentation of such country, shall not be deemed to be a “United States Person”; and

e.	any agency or branch of a United States Person located outside the United States shall not be deemed a “United States Person” if: the agency or branch (i) operates for valid business reasons, (ii) is engaged in the business of insurance or banking, and (iii) is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

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f.	none of the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, or their agencies, affiliates and pension plans, or any other similar international organization, or its agencies, affiliates and pension plans, shall be deemed to be a “United States Person”.

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Appendix D: Additional Commitment Form

Brightwood Capital Corporation I

810 Seventh Avenue, 26th Floor

New York, NY 10019

Telephone: 646-957-9525

E-mail: [●]

Dear Sir/Madam:

The undersigned wishes to make an additional capital commitment to Brightwood Capital Corporation I (the “Company”). The amount to be committed (“Additional Capital Commitment”) is: $_____________________.

The undersigned acknowledges and agrees: (i) that the undersigned is making the Additional Capital Commitment on the terms and conditions contained in the subscription agreement, dated ___________ ___, 20___, previously executed by the undersigned and accepted by the Company, as the same may be updated or modified from time to time (the “Subscription Agreement”); (ii) that the representations, warranties and covenants of the undersigned contained in the Subscription Agreement are true and correct in all material respects as of the date set forth below; (iii) that the information provided on the Investor Profile Form in the Subscription Agreement is correct as of the date set forth below; and (iv) that the background information provided to the Company is true and correct in all material respects as of the date set forth below.

THE UNDERSIGNED AGREES TO NOTIFY THE COMPANY
PROMPTLY IN WRITING SHOULD THERE BE ANY CHANGE
IN ANY OF THE FOREGOING INFORMATION.

Dated:                         , 20__

INDIVIDUALS	ENTITIES
Signature	Print Name of Entity

By:
Print Name	Authorized Signatory

Additional Investor Signature	Print Name and Title
Print Name

FOR INTERNAL USE ONLY
To be completed by BRIGHTWOOD CAPITAL CORPORATION I

ADDITIONAL CAPITAL COMMITMENT ACCEPTED

AS TO $___________________________

By: BRIGHTWOOD CAPITAL CORPORATION I

By:_______________________________

Date: _____________________, 20____

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Appendix E: Privacy

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Disclosure Opt Out

If you prefer that we not disclose nonpublic personal information about you to nonaffiliated third parties, you may opt out of those disclosures (other than disclosures permitted by law or the agreements governing your investment in our private funds); that is, you may direct us not to make those disclosures (other than disclosures permitted by law or the agreements governing your investment in our private funds). To opt out of disclosures to nonaffiliated third parties, you may return the Opt Out Form included in the next page to us.

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OPT OUT FORM

To be completed and returned in the event that you (i) are an individual investor (i.e. natural person) and (ii) desire that we not make disclosures to nonaffiliated parties discussed in the above Privacy Notice (other than disclosures permitted by law or the agreements governing your investment in our private funds).

Name of Individual Investor:

Name of Fund:

Signature:

Date:

Return to:

Brightwood Capital Corporation I
810 Seventh Avenue, 26th Floor

New York, NY 10019

Attn: Darilyn Olidge, Esq.

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Addendum for EEA Investors

EU Regulation 2016/679 on the protection of natural persons

with regard to the processing of personal data and on the free movement of such data

(“General Data Protection Regulation”)

This Privacy Notice is addressed to individuals in the EEA with whom we interact in relation to an investment in Brightwood Capital Corporation I (the “Company”) and is provided pursuant to the General Data Protection Regulation. Brightwood Capital Corporation I will endeavour to ensure that Personal Data that you provide to us is handled in accordance with our obligations under U.S. law and in accordance with the General Data Protection Regulation as described in this notice.

1.	In this Notice, the following terms have the following meaning:

“data controller”	means the Company entity that decides how and why personal data is processed;
“EEA”	means the member states of the European Economic Area;
“personal data”	means information from which it is possible to identify a natural person (an individual), or information from which any individual is identifiable;
“processing”	means anything that is done with personal data, whether or not by automated means, such as collection, recording, organisation, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.
“processor”	means the person or entity that processes personal data on behalf of a data controller.
“sensitive personal data”

means personal data about an individual’s race or ethnicity, political opinions, religious or philosophical beliefs, trade union membership, physical or mental health, sexual life, or any other information that may be deemed to be sensitive under applicable law.

2.	We will only use personal data that you provide to us, or which is otherwise obtained by us in connection with an investment in the Company, as set out in this Privacy Notice.

3.	We may receive personal data about you from the following sources:

a.	when you provide it to us (e.g., where you contact us via email or telephone, or by any other means);

b.	when you subscribe to one of our funds and complete a subscription agreement or other fund documents;

c.	when it is in the public domain, or obtained from searches of public registries, such as court registries or lists maintained by governmental authorities; and

d.	from third parties who provide it to us, e.g., where we conduct credit reference verification, anti-money laundering checks, or where we receive your details from financial intermediaries or placement agents fund-raising on our behalf.

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4.	The categories of personal data that we may process are as follows:

e.	name(s); date of birth; identification, such as passport; social security number; national ID or insurance number, tax identification number; copy of passport; nationality; signatures;

f.	address; telephone number; email address; and

g.	business activities; financial expertise including educational qualifications and investment experience; value of financial portfolio; ability to bear losses; nature of past or current employment within or outside the financial sector.

5.	We may organise the personal data we collect and combine it with other personal data that you provide or that we collect from other sources.

6.	We do not seek to collect or otherwise process sensitive personal data, except where we are required to comply with a legal obligation, such as, e.g., where we are required to gather information about a politically exposed person or their family members and that information constitutes sensitive personal data.

7.	We only process information about criminal offences to the extent required by applicable law.

8.	The purposes for which we process personal data and the legal bases for doing so are as follows:

	Purpose	Legal Basis
a)	KYC - confirming your identity and screening against government, supranational bodies or sanctions lists or performing other on-boarding due diligence	• The processing is necessary for compliance with a legal obligation; • If the information constitutes sensitive personal data, we have obtained your prior consent
b)

To perform our contract, including managing the assets of the fund, providing periodic and annual reporting, responding to your queries, keeping you apprised of co-investment opportunities, and any other matters of legitimate interest to investors including other investment opportunities

•      To perform our contract with you

•      We also have a legitimate business interest in carrying out processing for some of these purposes where we consider that, on balance, our legitimate interests are not overridden by your interests, fundamental rights or freedoms

c)	Legal compliance - detecting, investigating and preventing breaches and criminal offences, in accordance with applicable law.	• The processing is necessary for compliance with a legal obligation; or • We have a legitimate interest in carrying out the processing
d)	Legal proceedings.	• We have a legitimate interest in carrying out the processing for the purpose of establishing, exercising or defending our legal rights
e)	Improving our products and services,	• We have a legitimate interest in carrying out the processing for the purpose of improving our products or services where we consider that, on balance, our legitimate interests are not overridden by your interests, fundamental rights or freedoms

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9.	Where it is necessary for the performance of our contract with you, or for our internal business processes, we may share personal data with any Net Lease Fund in which you are invested, any other funds in which you invest or apply to invest in and/or the administrator(s) of such funds. In addition, we may disclose your personal data to:

a.	credit reference agencies;

b.	anti-fraud services;

c.	governmental, tax and regulatory, or similar authorities;

d.	accountants, auditors, financial and tax advisers, lawyers and other outside professional advisers to the Company;

e.	third party processors (such as email and electronic communications retention vendors or fund administrators), located in Canada, Europe and the U.S.A., as applicable;

f.	any relevant party, enforcement agency or court, to the extent necessary for the establishment, exercise or defense of legal rights;

g.	for the prevention, investigation or prosecution of criminal offences;

h.	in connection with AML/KYC requirements; and

i.	any relevant third party acquirer(s), in the event that we sell or transfer all or any relevant portion of a Net Lease Fund in which you are an investor.

10.	Where it is necessary for the performance of our contract with you and you choose not to provide personal data to us or do not want the Company to process this data, it may prevent the Company from allowing you to invest in a Net Lease Fund and may adversely affect the Company’s ability otherwise to manage its business relationship with you.

11.	Where we engage a third-party processor, the processor will be subject to contractual obligations to: (i) process in accordance with our prior written instructions; and (ii) use measures to protect the confidentiality and security of the personal data.

12.	The Company is based in the U.S.A. The personal data you provide to us will be transferred to and stored on our servers in the U.S.A. We take reasonable steps to protect your personal data from unauthorised access and against unlawful processing, accidental loss, destruction and damage. Where we receive your personal data directly in the U.S.A. we are not responsible for its transfer outside the EEA. Personal data may be shared with fund administrators (for certain Company products) and other service providers (e.g., for email and electronic communications retention) that are located outside of the United States. Otherwise, we do not intend to transfer your personal data to other countries outside the U.S.A. Where any transfer takes place under a written contract, you have the right to request a copy of that contract and may do so by contacting the Company (see the contact details below).

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13.	We take reasonable steps designed to ensure that your personal data are accurate and, where necessary, kept up to date. You have the right to ask to see the data we hold about you and to ask us to: (a) make any changes to ensure that any personal data is accurate and up to date; (b) erase or stop processing any personal data we hold where there is no longer a legal ground for us to process it; and, (c) transfer such data to a third party (however we do not foresee the applicability of this right in the context of your investment in a Fund). To exercise one or more of these rights, or to ask a question about these rights, please contact the Company at the address below.

14.	You have the right to ask us not to process your personal data for marketing purposes. You can exercise this right by checking a box on any communication in which we seek to gather any personal data from you for such purposes; alternatively, you can exercise the right at any time by contacting us at the address below or returning the Disclosure Opt Out form included with this Privacy Notice.

15.	The criteria for determining the duration for which we will retain your personal data are as follows:

a.	in a form that permits identification only for as long as necessary in connection with the lawful purpose for which it is held;

b.	for the period under applicable law during which any person could bring a legal claim against the Company in relation to a matter in which your personal data may be relevant; and

c.	if a legal claims were to be brought, for such additional periods as are necessary in connection with that claim.

16.	Once these periods have expired, we will permanently delete or destroy the relevant personal data.

To Contact the Company:

If you would like to contact the Company about any of the information in this Notice, or if you want to make a complaint please contact:

Brightwood Capital Corporation I
810 Seventh Avenue, 26th Floor

New York, NY 10019

Attn: Darilyn Olidge, Esq.

You can also obtain further information on data privacy and/or make a complaint by contacting your local data protection authority in your member state.

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Appendix F: Disclosure Package

1.	Registration Statement on Form 10, originally filed with the Securities and Exchange Commission on [ ], as amended, as of the date of this Subscription Agreement.

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